Exhibit 99.2

Unaudited Pro Forma Combined Financial Information
The following Unaudited Pro Forma Combined Financial Statements present the combination of the historical financial statements of Aaron’s, Inc. (the “Company”) and Progressive Finance Holdings, LLC (“Progressive”), hereafter referred to as the “Merger”, adjusted to give effect to: (1) the Merger and (2) all related transactions, including borrowings under the Term Loan, the borrowings under the Revolving Credit Facility and the issuance of the Senior Notes (the “Financing Transactions”).
The Unaudited Pro Forma Combined Statement of Earnings for the fiscal year ended December 31, 2013 combines the historical Consolidated Statement of Earnings of Aaron’s, Inc. and the Consolidated Statement of Comprehensive Income for Progressive, giving effect to the Merger as if it had been consummated on January 1, 2013, the beginning of the period presented. The Unaudited Pro Forma Combined Balance Sheet combines the historical Consolidated Balance Sheet of Aaron’s, Inc. and the Consolidated Balance Sheet of Progressive, as of December 31, 2013, giving effect to the Merger as if it had been consummated on December 31, 2013.
The Unaudited Pro Forma Combined Financial Statements were prepared using the acquisition method of accounting as prescribed by Accounting Standards Codification No. 805, Business Combinations, with Aaron’s, Inc. considered the acquirer of Progressive. Under the acquisition method of accounting, the underlying tangible and intangible assets acquired and liabilities assumed are recorded based upon their respective estimated fair values, with any excess purchase price over the fair value of the net assets acquired recorded to goodwill. The pro forma acquisition accounting was based on an estimate of the fair values of the tangible and intangible assets and liabilities related to Progressive. In arriving at the estimated fair values, the Company has considered the appraisals of independent consultants which were based on a preliminary and limited review of the assets related to Progressive to be transferred. Following the effective date of the Merger, the Company expects to complete the acquisition accounting after considering the appraisal of Progressive’s assets and liabilities at the level of detail necessary to finalize the underlying valuations. The final acquisition accounting may be different than that reflected in the pro forma acquisition accounting presented herein, and this difference may be material.
The Unaudited Pro Forma Combined Financial Statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the Merger.
The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the accompanying notes to the Unaudited Pro Forma Combined Financial Statements; Aaron’s, Inc. audited historical consolidated financial statements and related notes for the year ended December 31, 2013 incorporated by reference into this document; and Progressive’s audited consolidated financial statements for the year ended December 31, 2013 included in this Current Report on Form 8-K/A.

AARON'S, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of December 31, 2013

	Historical		Pro Forma Adjustments
(In Thousands)	Aaron's Inc.	Progressive Finance Holdings, LLC	Acquisition Adjustments (Note 2)		Financing Adjustments (Note 3)		Pro Forma Combined
ASSETS:
Cash and Cash Equivalents	$231,091	$4,608	$(704,608)	A	$488,984	A	$13,516
			(6,559)	B	—
Investments	112,391	—	—		—		112,391
Receivables, Net	68,684	15,107	(2,781)	C	—		81,010
Lease Merchandise, Net	869,725	120,976	—		—		990,701
Property, Plant and Equipment, Net	231,293	3,958	—		—		235,251
Goodwill	239,181	7,264	299,921	D	—		546,366
Other Intangibles, Net	3,535	51,753	281,247	E	—		336,535
Prepaid Expenses and Other Assets	55,436	2,741	(1,287)	C	2,266	A	59,156
Assets Held for Sale	15,840	—	—		—		15,840
Total Assets	$1,827,176	$206,407	$(134,067)		$491,250		$2,390,766

LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$243,910	$20,598	$—		$—		$264,508
Accrued Regulatory Expense	28,400	—	—		—		28,400
Deferred Income Taxes Payable	226,958	—	48,301	F	—		275,259
Customer Deposits and Advance Payments	45,241	13,807	(3,807)	G	—		55,241
Debt	142,704	115,439	(115,439)	C	491,250	B	633,954
Total Liabilities	687,213	149,844	(70,945)		491,250		1,257,362

Shareholders’ Equity:
Common Stock	45,376	—	—		—		45,376
Additional Paid-in Capital	198,182	—	—		—		198,182
Retained Earnings	1,202,219	—	(6,559)	B	—		1,195,660
Accumulated Other Comprehensive Loss	(64)	—	—		—		(64)
Members' Equity	—	56,563	(56,563)	H	—		—
	1,445,713	56,563	(63,122)		—		1,439,154
Less: Treasury Shares at Cost	(305,750)	—	—		—		(305,750)
Total Shareholders’ Equity	1,139,963	56,563	(63,122)		—		1,133,404
Total Liabilities & Shareholders’ Equity	$1,827,176	$206,407	$(134,067)		$491,250		$2,390,766

See accompanying notes to the Unaudited Pro Forma Combined Financial Statements.

AARON'S, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
Year Ended December 31, 2013

	Historical		Pro Forma Adjustments
(In Thousands, Except Per Share Data)	Aaron's Inc.	Progressive Finance Holdings, LLC	Acquisition Adjustments (Note 2)		Financing Adjustments (Note 3)		Pro Forma Combined
REVENUES:
Lease Revenues and Fees	$1,748,699	$403,951	$—		$—		$2,152,650
Retail Sales	40,876	—	—		—		40,876
Non-Retail Sales	371,292	—	—		—		371,292
Franchise Royalty Fees	68,575	—	—		—		68,575
Other	5,189		—		—		5,189
	2,234,631	403,951	—		—		2,638,582
COSTS AND EXPENSES:
Retail Cost of Sales	24,318	—	—		—		24,318
Non-Retail Cost of Sales	337,581	—	—		—		337,581
Cost of Lease Revenues	—	300,069	(260,236)	I	—		—
			(39,833)	J	—
Operating Expenses	1,022,684	83,648	75,618	J	—		1,181,950
Legal and Regulatory Expense	28,400	—	—		—		28,400
Retirement and Vacation Charges	4,917	—	—		—		4,917
Depreciation of Lease Merchandise	628,089	—	260,236	I	—		888,325
Other Operating Expense, Net	1,584	—	—		—		1,584
	2,047,573	383,717	35,785		—		2,467,075
OPERATING PROFIT	187,058	20,234	(35,785)		—		171,507
Interest Income	2,998	—	—		—		2,998
Interest Expense	(5,613)	(7,847)	7,847	K	(20,866)	C	(26,479)
Other Non-Operating Income, Net	517	—	—		—		517
EARNINGS BEFORE INCOME TAXES	184,960	12,387	(27,938)		(20,866)		148,543
INCOME TAXES	64,294	—	(5,832)	L	(7,825)	D	50,637
NET EARNINGS	$120,666	$12,387	$(22,106)		$(13,041)		$97,906

EARNINGS PER SHARE	$1.59						$1.29
EARNINGS PER SHARE ASSUMING DILUTION	$1.58						$1.28

Weighted Average Shares Outstanding - Basic	75,747						75,747
Weighted Average Shares Outstanding - Diluted	76,390						76,390

See accompanying notes to the Unaudited Pro Forma Combined Financial Statements.

Aaron's, Inc. and Subsidiaries
Notes to the Unaudited Pro Forma Combined Financial Statements
December 31, 2013

(in thousands, except per share data and percentages)

1.	Basis of Presentation

The accompanying Unaudited Pro Forma Combined Financial Statements present the pro forma combined financial position and results of operations of the combined company based upon the historical financial statements of each of Aaron’s, Inc. and Progressive, after giving effect to the Merger and all related transactions, including Financing Transactions and adjustments described in these notes, and are intended to reflect the impact of the Merger and Financing Transactions on the Company’s combined financial statements. The accompanying Unaudited Pro Forma Combined Financial Statements have been prepared using and should be read in conjunction with the respective audited consolidated financial statements of each of Aaron’s, Inc. and Progressive for the fiscal year ended December 31, 2013.
The accompanying Unaudited Pro Forma Combined Financial Statements are presented for illustrative purposes only and do not reflect the costs of any integration activities or benefits that may result from realization of future costs savings due to operating efficiencies or revenue synergies expected to result from the Merger. The accompanying Unaudited Pro Forma Combined Financial Statements include the presentation of Aaron's, Inc. sales on the net basis and Progressive's sales on the gross basis for sales taxes imposed on lease revenues. For the year ended December 31, 2013, the amount of Progressive sales tax recorded as lease revenues and fees and operating expenses is $30,605. At this time, the Company is not aware of any other policy differences that have a material impact on the combined financial statements.
The Unaudited Pro Forma Combined Statement of Earnings for the fiscal year ended December 31, 2013 combines the historical Consolidated Statement of Earnings of Aaron’s, Inc. and the Consolidated Statement of Comprehensive Income for Progressive, giving effect to the Merger as if it had been consummated on January 1, 2013, the beginning of the period presented. The Unaudited Pro Forma Combined Balance Sheet combines the historical Consolidated Balance Sheet of Aaron’s, Inc. and the Consolidated Balance Sheet of Progressive as of December 31, 2013, giving effect to the Merger as if it had been consummated on December 31, 2013.
The Unaudited Pro Forma Combined Financial Statements were prepared using the acquisition method of accounting with Aaron’s, Inc. considered the acquirer of Progressive. The audited consolidated financial statements of Progressive have been adjusted to reflect certain reclassifications in order to conform to Aaron’s, Inc. financial statement presentation.

2.	Acquisition Adjustments

The Unaudited Pro Forma Combined Balance Sheet has been adjusted to reflect the preliminary acquisition accounting, which is based on the preliminary estimated fair values of the tangible and intangible assets acquired and liabilities assumed, with the excess purchase price being recorded to goodwill. The preliminary acquisition accounting in these Unaudited Pro Forma Combined Financial Statements is based upon a purchase price of approximately $704,608.
The following represents the preliminary estimate of the purchase price to be paid in the Merger:

Proceeds from private placement note issuance	$300,000
Proceeds from senior debt facility	126,250
Proceeds from draw on revolver	65,000
Portion of purchase price paid from cash on hand	213,358
Total	$704,608

Aaron's, Inc. and Subsidiaries
Notes to the Unaudited Pro Forma Combined Financial Statements
December 31, 2013

(in thousands, except per share data and percentages)

Following is a summary of the preliminary estimated fair value of the assets acquired and liabilities assumed:

Estimated Purchase Price	$704,608

Estimated Fair Value of Identifiable Assets Acquired and Liabilities Assumed
Cash and Cash Equivalents	4,608
Receivables, Net	12,326
Lease Merchandise, Net	120,976
Property, Plant and Equipment, Net	3,958
Other Intangibles, Net	333,000
Prepaid Expenses and Other Assets	1,454
Total Identifiable Assets Acquired	476,322
Accounts Payable and Accrued Expenses	(20,598)
Deferred Income Taxes Payable	(48,301)
Customer Deposits and Advance Payments	(10,000)
Total Liabilities Assumed	(78,899)
Net Assets Acquired	397,423

Goodwill	$307,185

The Unaudited Pro Forma Combined Balance Sheet reflects the following adjustments:

A.	Represents cash consideration given in the transaction of $704,608.

B.
The Company estimates transaction expenses of $6,559. Expenses include fees for investment banking services, legal, accounting, due diligence, tax, valuation, printing and other various services necessary to complete the transaction. These expenses are reflected as a reduction of cash and a charge to retained earnings.

C.
All outstanding indebtedness of Progressive was extinguished at the closing of the Merger using a portion of the Merger Consideration, net of the settlement of $2,781 of related party receivables. Unamortized debt issuance costs of $1,287 related to Progressive's pre-Merger debt were eliminated.

D.	Reflects the preliminary adjustment to establish estimated goodwill of $307,185. The goodwill created in the Merger is not expected to be deductible for tax purposes.

E.
Represents the elimination of $51,753 of existing intangible assets of Progressive and the recording of $333,000 of the estimated fair value of the identifiable intangible assets attributable to the Merger.

Aaron's, Inc. and Subsidiaries
Notes to the Unaudited Pro Forma Combined Financial Statements
December 31, 2013

(in thousands, except per share data and percentages)

The estimated intangible assets attributable to the Merger are comprised of the following:

	Amount	Annual Amortization Expense	Quarterly Amortization Expense	Estimated Weighted Average Life (Years)
Internal Use Software	$14,000	4,700	1,200	3.0
Technology	66,000	6,600	1,700	10.0
Trade Names and Trademarks	53,000	—	—	Indefinite
Customer Lease Contracts	19,000	19,000	4,800	1.0
Merchant Relationships	181,000	18,100	4,500	10.0

The estimated fair values for this pro forma presentation for technology and trade names were measured using the relief-from-royalty method. This method assumes the technology and trade names have value to the extent that the owner is relieved of the obligation to pay royalties for the benefits received from them. Significant assumptions required to develop estimates using this method are revenue growth rates for the related brands, the appropriate royalty rate, an appropriate discount rate and obsolescence of technology.
The estimated fair values for this pro forma presentation for customer lease contracts and merchant relationships were measured using the multi-period excess earnings method. The principle behind the multi-period excess earnings method is that the value of an intangible asset is equal to the present value of the incremental after-tax cash flows attributable to the subject intangible asset, after taking charges for the use of other assets employed by the business. Significant assumptions required for this method are revenue growth rates and profitability related to customers, customer attrition rates, contributory asset charges and an appropriate discount rate.
The use of different methodologies or assumptions could result in materially different values.

F.
Reflects an adjustment to deferred tax liabilities representing the deferred income tax liability based on the global blended statutory tax rate of 37.5% multiplied by the fair value adjustments made to the assets to be acquired and liabilities to be assumed. For purposes of these Unaudited Pro Forma Combined Financial Statements, a global blended statutory tax rate of 37.5% has been used. This does not reflect the Company’s expected effective tax rate, which will include other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

G.	Reflects a $3,807 decrease in deferred revenue to reflect the estimated fair value associated with performance obligations assumed by the Company.

H.	Represents the elimination of the Progressive member’s equity balance.

The Unaudited Pro Forma Combined Statement of Earnings reflects the following adjustments:

I.	Depreciation of Progressive’s lease merchandise of $260,236 was reclassified from cost of lease revenues to depreciation of lease merchandise.

Aaron's, Inc. and Subsidiaries
Notes to the Unaudited Pro Forma Combined Financial Statements
December 31, 2013

(in thousands, except per share data and percentages)

J.	Operating expense was adjusted as follows:

•	The reclassification of Progressive's bad debt expense and merchant rebates of $39,833 from cost of lease revenues to operating expenses.

•	The removal of $12,615 of amortization expense incurred for the twelve months ended December 31, 2013 on pre-Merger intangible assets that will be eliminated upon consummation of the transaction.

•
An increase to reflect amortization expense of $48,400 incurred for the twelve months ended December 31, 2013 on the estimated fair value of the identifiable intangible assets recognized attributable to the Merger.

K.	Reversal of interest expense of $7,664 and amortization of debt issuance costs of $183 for the Progressive debt that was extinguished at the closing of the Merger as described above.

L.
For purposes of these Unaudited Pro Forma Combined Financial Statements, a blended statutory tax rate of 37.5% has been used. This does not reflect the Company’s effective tax rate, which will include other tax items such as state and other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the consolidated company.

3.	Financing Adjustments

Upon consummation of the Merger and Financing Transactions, on a pro forma consolidated basis, Aaron’s, Inc. incurred approximately $491,250 in additional debt, comprised of $300,000 in Senior Notes, $126,250 in Term Loans and a $65,000 draw on the existing Revolving Credit Agreement.
The Unaudited Pro Forma Combined Balance Sheet reflects the following adjustments:

A.
Represents proceeds of $300,000 from Senior Notes, $126,250 from Term Loans and a $65,000 draw on the existing Revolving Credit Agreement less expected debt issuance costs incurred of $2,266. These debt issuance costs, which are expected to be paid with existing cash on hand, are expected to be capitalized and amortized over the term of the related debt balances.

B.
As described above, upon consummation of the Merger and related Financing Transactions, the Company incurred $491,250 in additional debt, comprised of $300,000 of Senior Notes, $126,250 from Term Loans and a $65,000 draw on the existing Revolving Credit Agreement.

The Unaudited Pro Forma Combined Statement of Earnings reflects the following adjustments:

C.
Interest expense was adjusted to include an estimate of interest expense and amortization of debt issuance costs on additional debt issued in connection with the Financing Transactions, as summarized below:

Aaron's, Inc. and Subsidiaries
Notes to the Unaudited Pro Forma Combined Financial Statements
December 31, 2013

(in thousands, except per share data and percentages)

	Interest Rate	Principal	Year Ended December 31, 2013
Composition of new debt and related interest expense:
Senior Notes	4.75%	$300,000	$14,250
Term Loans	3.75%	126,250	4,734
Revolving Credit Agreement	2.06%	65,000	1,339
Total New Debt		$491,250	$20,323

Incremental amortization of debt issuance costs			$543
For each one-eighth of 1% (12.5 basis points) change in the estimated interest rate associated with the $491,250 borrowings, interest expense would increase or decrease by $614 for the year ended December 31, 2013.

D.
For purposes of these Unaudited Pro Forma Combined Financial Statements, a blended statutory tax rate of 37.5% has been used. This does not reflect the Company’s effective tax rate, which will include other tax items such as state and other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the combined company.